UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 26, 2015

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34620	04-3404176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Binney Street

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, including Zip Code)

(617) 621-7722

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 26, 2015, Ironwood Pharmaceuticals, Inc. (“Ironwood”), Almirall S.A. (“Almirall”) and Allergan Pharmaceuticals International Ltd. (“Allergan”) entered into a Novation Agreement (the “Novation Agreement”) pursuant to which Almirall transferred to Allergan that certain License Agreement, dated as of April 30, 2009, by and between Ironwood and Almirall (as amended, the “License Agreement”), and certain other agreements pertaining to the European partnership for linaclotide.  The Novation Agreement was entered into in connection with a transaction between Allergan and Almirall pursuant to which (i) the license from Ironwood for the development and commercialization of linaclotide in Europe (the “License”) was transferred from Almirall to Allergan, (ii) the rights to commercialize linaclotide in Mexico that had previously been sublicensed to Almirall were returned to Allergan, and (iii) Almirall and Allergan entered into certain agreements for transitional services.  Pursuant to the terms of the Novation Agreement, (a) Almirall transferred to Allergan, and Allergan assumed from Almirall, the License, (b) Almirall transferred to Allergan, and Allergan assumed from Almirall, certain of Almirall’s liabilities, obligations, rights and benefits under the License Agreement and certain related agreements from and after the date of the Novation Agreement, and (c) Almirall and Ironwood will continue to be responsible for any liabilities and obligations that arose under the License Agreement and certain related agreements prior to the date of the Novation Agreement.

On October 26, 2015, Ironwood and Allergan separately entered into an amendment to the License Agreement, which became effective immediately following the execution of the Novation Agreement (the “Amendment”).  Pursuant to the terms of the Amendment, (i) the remaining sales-based milestones payable to Ironwood under the License Agreement were modified such that, when aggregated with the remaining commercial launch milestones, they could total up to $38.5 million, (ii) the royalties payable to Ironwood during the term of the License Agreement were modified such that the royalties based on sales volume in Europe begin in the mid-single digit percent effective immediately and escalate to the upper-teens percent by calendar year 2019, and (iii) Allergan assumed responsibility for the manufacturing of linaclotide active pharmaceutical ingredient (“API”) for Europe from Ironwood, as well as the associated costs.  With Ironwood no longer responsible for the manufacturing of linaclotide API for Europe, the royalties under the License Agreement will no longer be reduced by the transfer price paid for the API included in the product actually sold by Allergan in Europe in any given period.

The foregoing description of the Novation Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to each of the Novation Agreement and the Amendment, which will be filed with the Securities and Exchange Commission as exhibits to Ironwood’s Annual Report on Form 10-K for the year ended December 31, 2015.

The full text of the press release issued in connection with the transfer of the License from Almirall to Allergan and the execution of the Novation Agreement and the Amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item  9.01  Financial Statements and Exhibits

(d)              Exhibits

99.1   Ironwood and Allergan Press Release dated October 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD PHARMACEUTICALS, INC.

By:	/s/ Thomas Graney
Name:	Thomas Graney
Title:	Chief Financial Officer & Senior Vice President of Finance and Corporate Strategy

Date: October 27, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Ironwood and Allergan Press Release dated October 27, 2015.